For  immediate  release

                       VSOURCE, INC. TO ACQUIRE NETCEL360
                    LEADING DELIVERER OF OUTSOURCING SERVICES

  COMPANY EXPANSION ADDS BUSINESS PROCESS OUTSOURCING AND TECHNOLOGY SERVICES
          EXPERTISE TO MEET INCREASING DEMANDS OF FORTUNE 500 CLIENTS


VENTURA, CA AND HONG KONG, May 24, 2001 - Vsource, Inc. [Nasdaq: VSRC], a provider of outsourced private exchange and marketplace solutions announced that it has reached a definitive agreement to acquire substantially all assets of Asia-based NetCel360, a leading pan-Asian provider of Business Process Outsourcing and Technology Services. Business Process Outsourcing (BPO) is the subcontracting of non-core, but essential, specialist functions such as back office administration, customer relationship management, payroll services, human resources and supply chain management.

Vsource, Inc. will exchange approximately 19.9% of its common shares for substantially all of the assets of NetCel360, and will assume approximately $3.45 million of bridge financing. The acquisition is expected to close in June.

At closing, Acting Chairman of Vsource I. Steven Edelson, and Chairman of NetCel360 Phil Kelly will serve as Co-Chairmen of the Company. Mr. Kelly will also be named as Chief Executive Officer of the Company. Prior to co-founding NetCel360, Mr. Kelly was President of Dell Computer Asia Pacific.

Upon the completion of the NetCel360 acquisition, Vsource, Inc. will be positioned as a leading global provider of 'back-end' business process outsourcing and technology services including multi-market/multi-currency payroll, payment processing and other financial services, customer relationship management (CRM), distribution services, supply chain management, and systems integration and other technology services. After the acquisition, Vsource will have its headquarters in the United States and offices in Hong Kong, Singapore, Kuala Lumpur, and Tokyo.

"We view this acquisition as a substantial addition to our existing outsourcing model. This business combination provides Vsource with a world class management team led by Phil Kelly. In addition, we are acquiring a Fortune 500 client base and a proven business model. The Company has a leading position in Asia in the business process outsourcing as well as technology services markets." said Mr. Edelson. "We are very enthusiastic about the prospects this opportunity affords us."

Mr. Kelly said, "The acquisition we have announced today draws upon both companies' existing regional infrastructure, in addition to leveraging cross-selling opportunities via our sales force in Asia and the United States. Our portfolio of 'back-end' services facilitates true partnerships with clients, giving them cost savings while enabling us to scale our business by providing them with multiple services across multiple markets."


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Of the $3.45 million bridge financing to be assumed by Vsource, $2.25 million is due December 31, 2001 and $1.2 million is due June 30, 2002. All of the debt is secured by certain of the assets being acquired by Vsource and may be repaid, at Vsource's option, by delivering shares of Vsource Common Stock at a price per share equal to $0.20 for the $2.25 million portion of the debt and at a price per share equal to $0.10 for the $1.2 million portion of the debt. Vsource must obtain approval of its shareholders prior to exercising this option. If the $1.2 million portion of the debt is not repaid by issuing additional shares, then it must be repaid in cash at three times the outstanding principal and accrued interest.

Completion of the acquisition is conditioned upon Vsource completing due diligence, obtaining $2 million of financing and a fairness opinion on certain aspects of the transaction. Vsource has received a commitment for $1.5 million of the financing from Mercantile Capital Partners and senior management of NetCel360. These commitments are subject to similar conditions as the acquisition agreement and will have the same repayment terms as the $1.2 million portion of the assumed bridge financing. Completion of the acquisition is also subject to the approval of NetCel360's shareholders, which is expected to occur next week.

The Company agreed to provide shelf registration rights for all shares issued pursuant to the Acquisition Agreement and the financings. The Acquisition Agreement also provides that if either party terminates the Agreement under certain circumstances and subsequently completes an alternative transaction, such party will be obligated to pay a break-up fee of $1.0 million.

After closing of the NetCel360 acquisition, Vsource intends to raise additional funds to provide sufficient funding through profitability. The Company is continuing to evaluate other financing options and is considering a rights offering of common stock to all shareholders with an exercise price of $0.10 per share, the same price at which the new financings would be convertible.

ABOUT  VSOURCE,  INC.
Vsource, Inc. is a provider of outsourced private exchanges and marketplaces solutions, all via the Internet. IBM partners with Vsource to provide consulting, systems integration and training for clients. For further information, please visit www.vsource.net.
                             ---------------

ABOUT  NETCEL360
NetCel360 is a leading pan-Asian business process outsourcing and technology services provider, enabling companies to successfully implement and execute their business strategies throughout Asia Pacific. NetCel360's portfolio of services assists multinationals, Asian enterprises and leading technology companies to streamline their operations, allowing them to focus on their core competencies and providing them with cost savings, productivity gains and growth opportunities. NetCel360's range of services and infrastructure comprise business consulting, web services, distribution services, customer relationship management, payments and financial services, and logistics and field services.
NetCel360's customer base includes 3Com, AIG, Asia Global Crossing, Avaya, Citibank, Cosine Communications, CSFB, EMC, HSBC, Haworth, Miller Freeman and Network Appliance. NetCel360 has strategic alliances with UPS Logistics Group, Unisys, bainlab, and Ariba. Technology partners include Avaya, Intel, Cisco Systems, Sun Microsystems, Siebel, Vitria, EMC and TruSecure. For further information please visit: www.netcel360.com
                             -----------------


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
Investor  Relations  Contact:
Rana  Thomas
Magnum  Financial  Group  LLC
(213)  488-0443
rthomas@magnumfinancial.com
---------------------------


     1.   Forward  Looking  Statements

Some of the statements in this document constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance and achievements expressed or implied by these forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, there is no guarantee that future results, levels of activity, performance or achievements will be attained. Moreover, neither management nor any other person assumes responsibility for the accuracy and completeness of these statements.

The Company's business, financial condition and results of operations may be impacted by a number of factors including, without limitation, those previously reported by the Company and the factors discussed below. The Company and NetCel360 have each accumulated substantial net losses and following consummation of the transaction anticipates additional losses. The Company and NetCel360 may be required to spend substantial amounts on marketing, sales, technology development, training and administration. There can be no assurance that the Company will be able to fund these expenses.

Although the Company's common stock began trading on the Nasdaq National Market System on October 30, 2000, there is no assurance that the Company will continually achieve the requirements for continued listing on the Nasdaq National Market System. The Company's common stock is currently trading below $1.00 per share. If the stock continues to trade below $5.00 per share, the Company may be the subject of de-listing. While the listing of the Company's stock does not have a direct effect on the Company's operations, it has an effect on the perception of the Company amongst potential investors and can have an adverse effect on the ability of the Company to raise additional funds. It can also impact the dilution associated with any financing.


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